                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            _________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   --------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    -----------------------------------------

                      J. P. MORGAN TRUST COMPANY, NATIONAL
                 ASSOCIATION (Exact name of trustee as specified
                                 in its charter)

                                                             95-4655078
    (State of incorporation                                (I.R.S. employer
   if not a national bank)                                identification No.)

   1999 Avenue of the Stars - Floor 26
         Los Angeles, CA                                          90067
(Address of principal executive offices)                       (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                  ----------------------------------------------

                           TOLL BROTHERS FINANCE CORP.
               (Exact name of obligor as specified in its charter)

          DELAWARE                                         23-3097271
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                         identification No.)




           3103 Philmont Avenue
          Huntingdon Valley, PA                              19006
(Address of principal executive offices)                  (Zip Code)

                                 Debt Securities
                       (Title of the indenture securities)
--------------------------------------------------------------------------------


Item 1. General Information.

         Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2. Affiliations with Obligor.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.


No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the ______ day of _____________, 2004.


                              J. P. Morgan Trust Company, National Association


                                   By   /s/ Nan L. Packard
                                     -----------------------------------
                                        Nan L. Packard
                                        Authorized Officer


Exhibit 7.          Report of Condition of the Trustee.
---------------------------------------------------------------------------------------

Consolidated Report of Condition of     J.P. Morgan Trust Company, National Association
                                        -----------------------------------------------
                                                     (Legal Title)


as of close of business on          June 30, 2003
                           ----------------------------

========================================================================================

                                                           ($000)
                                                           -----
Assets
  Cash and Due From Banks                            $     30,669
  Securities                                              106,073
  Loans and Leases                                         41,488
  Premises and Fixed Assets                                 9,168
  Intangible Assets                                       162,542
  Other Assets                                             17,245
                                                     ------------
     Total Assets                                    $    367,185
                                                     ============


Liabilities
  Deposits                                           $     97,653
  Other Liabilities                                        47,491
                                                     ------------
     Total Liabilities                                    145,144

Equity Capital
  Common Stock                                                600
  Surplus                                                 181,587
  Retained Earnings                                        39,854
                                                     ------------
     Total Equity Capital                                 222,041
                                                     ------------

     Total Liabilities and Equity Capital            $    367,185
                                                     ============